SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2002

UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minneapolis, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A
(Former name or former address, if changed since last report.)

SIGNATURES
INDEX TO EXHIBITS
EX-99 Text of Press Release

Item 5.      Other Events and Regulation FD Disclosure

     Walter F. Mondale has resigned from the board of directors of UnitedHealth Group Incorporated (the “Company”), effective October 31, 2002, in connection with his decision to run for the United States Senate. A copy of the related press release issued by the Company is filed as Exhibit 99 hereto and incorporated by reference herein.

Item 7.     Financial Statements and Exhibits

(c)     Exhibits

Number	Description

99	Text of Press Release, dated November 1, 2002, issued by the Company

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2002	UNITEDHEALTH GROUP INCORPORATED

	By:	/s/ David J. Lubben

David J. Lubben
General Counsel & Secretary

INDEX TO EXHIBITS

Number	Description

99	Text of Press Release, dated November 1, 2002, issued by the Company